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                                                                      EXHIBIT 23



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
First BancTrust Corporation


We have issued our report dated January 17, 2003 on the consolidated financial statements of First BancTrust Corporation and Subsidiary appearing in the Company's 2002 Annual Report to Stockholders. We consent to the incorporation by reference in the Registration Statement of First BancTrust Corporation on Form S-8 (Registration Statement No. 333-91466) and in this form 10-KSB of the aforementioned report.

/s/ BKD, LLP

Decatur, Illinois
March 27, 2003